EXHIBIT 23.1


                        CONSENT AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the use in this Registration Statement of our report dated July 24, 2006, relating to the financial statements of ChinaGrowth North Acquisition Corporation, and to the reference to our firm under the caption "Experts" in the Prospectus.







New York, NY
July 24, 2006